EXHIBIT 99.1

J.JILL, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS; INCREASES QUARTERLY DIVIDEND BY 14.3%

Q4 FY24 Net Sales of $142.8 Million and FY24 Net Sales of $610.9 Million

Q4 FY24 Gross Margin of 66.3% and FY24 Gross Margin of 70.4%

Q4 FY24 Operating Income of $5.1 Million and FY24 Operating Income of $75.7 Million

Quincy, MA – March 19, 2025 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the fourth quarter and fiscal year ended February 1, 2025 and that the Board declared a cash dividend of $0.08 per share payable on April 16, 2025 to stockholders of record of issued and outstanding shares of the Company's common stock as of April 2, 2025. The quarterly dividend reflects a 14.3% increase over the previous dividend and equates to an annualized dividend rate of $0.32 per common share.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, "Fiscal 2024 performance is a testament to our disciplined operating model as we delivered on our objectives while strengthening our balance sheet, implementing robust total shareholder return strategies and investing in new store growth and systems. Although this year was not without challenges as we continued to navigate a dynamic macro environment, I am proud of all that the team has accomplished enabling us to continue to drive strong cash generation supporting the recent increase of the quarterly dividend and ongoing investment in growth strategies and capital priorities. As we enter fiscal 2025, despite the uncertain outlook near-term with the slow start to Q1 and continued price sensitivity from customers, I am confident in the team’s ability to continue to operate with discipline while positioning the brand for long-term success. With the implementation of the new Order Management System underway, a pipeline of new stores building and new leadership with Mary Ellen Coyne joining later this spring, there is much to look forward to as J.Jill enters its next chapter well positioned to lean into growth."

For the fourth quarter ended February 1, 2025:

•
Net sales for the fourth quarter of fiscal 2024 decreased 4.9% to $142.8 million compared to $150.3 million for the fourth quarter of fiscal 2023. The decrease includes the loss of $7.9 million of net sales from the 53rd week of fiscal year 2023 and approximately $2.0 million related to the calendar shift associated with the 53rd week in fiscal 2023.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 1.9% for the fourth quarter of fiscal 2024 compared to the fourth quarter of fiscal 2023.
•
Direct to consumer net sales, which represented 50.5% of net sales, were down 6.8% compared to the fourth quarter of fiscal 2023.
•
Gross profit was $94.8 million compared to $101.4 million in the fourth quarter of fiscal 2023. Gross margin was 66.3% compared to 67.5% in the fourth quarter of fiscal 2023.
•
SG&A was $89.3 million compared to $90.8 million in the fourth quarter of fiscal 2023. SG&A as a percentage of total net sales was 62.5% compared to 60.4% for the fourth quarter of fiscal 2023.
•
Operating income was $5.1 million compared to $10.5 million in the fourth quarter of fiscal 2023. Operating income margin for the fourth quarter of fiscal 2024 was 3.6% compared to 7.0% in the fourth quarter of fiscal 2023. Adjusted Income from Operations* was $9.0 million compared to $11.5 million in the fourth quarter of fiscal 2023. Adjusted Income from Operations as a percentage of total net sales was 6.3% compared to 7.6% in the fourth quarter of fiscal 2023.
•
Interest expense was $2.7 million compared to $6.9 million in the fourth quarter of fiscal 2023. Interest income was $0.5 million in the fourth quarter of fiscal 2024 compared to $1.0 million in the fourth quarter of fiscal 2023.

•
During the fourth quarter of fiscal 2024, the Company recorded an income tax provision of $0.7 million compared to an income tax benefit of $0.2 million in the fourth quarter of fiscal 2023 and the effective tax rate was 23.0% compared to (4.0%) in the fourth quarter of fiscal 2023.
•
Net Income was $2.2 million compared to $4.8 million in the fourth quarter of fiscal 2023.
•
Net Income per Diluted Share was $0.14 for the fourth quarter of fiscal 2024 and compared to $0.33 in the fourth quarter of fiscal 2023. Adjusted Net Income per Diluted Share* in the fourth quarter of fiscal 2024 was $0.32 compared to $0.28 in the fourth quarter of fiscal 2023.
•
Adjusted EBITDA* for the fourth quarter of fiscal 2024 was $14.5 million compared to $17.8 million in the fourth quarter of fiscal 2023. Adjusted EBITDA margin* for the fourth quarter of fiscal 2024 was 10.2% compared to 11.8% in the fourth quarter of fiscal 2023. The decrease includes the loss of $2.2 million of Adjusted EBITDA from the 53rd week of fiscal year 2023.
•
The Company opened five new stores in the fourth quarter of fiscal 2024. The store count at the end of the fourth quarter is 252 stores.

For year ended February 1, 2025:

•
Net sales for year ended February 1, 2025 increased 0.5% to $610.9 million compared to $608.0 million for year ended February 3, 2024. The 53rd week in fiscal 2023 contributed $7.9 million of net sales compared to the 52 week fiscal 2024.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 1.5% for year ended February 1, 2025 compared to the year ended February 3, 2024.
•
Direct to consumer net sales, which represented 47.5% of net sales, were up 1.9% compared to year ended February 3, 2024.
•
Gross profit was $429.9 million compared to $430.8 million for year ended February 3, 2024. Gross margin was 70.4% compared to 70.8% for year ended February 3, 2024.
•
SG&A was $353.4 million compared to $344.5 million for year ended February 3, 2024. SG&A as a percentage of total net sales was 57.9% compared to 56.7% for year ended February 3, 2024.
•
Operating income was $75.7 million compared to $86.1 million for year ended February 3, 2024. Operating income margin for year ended February 1, 2025 was 12.4% compared to 14.2% for year ended February 3, 2024. Adjusted Income from Operations* was $84.9 million compared to $89.3 million for year ended February 3, 2024. Adjusted Income from Operations as a percentage of total net sales was 13.9% compared to 14.7% for year ended February 3, 2024.
•
Interest expense was $15.7 million compared to $26.8 million for year ended February 3, 2024. Interest income was $2.6 million compared to $2.8 million for year ended February 3, 2024.
•
During year ended February 1, 2025, the Company recorded an income tax provision of $14.5 million compared to $13.2 million for year ended February 3, 2024 and the effective tax rate was 26.9% compared to 26.7% for year ended February 3, 2024.
•
Net Income was $39.5 million compared to $36.2 million for year ended February 3, 2024.
•
Net Income per Diluted Share was $2.61 compared to $2.51 for year ended February 3, 2024. Adjusted Net Income per Diluted Share* for year ended February 1, 2025 was $3.47 compared to $3.32 for year ended February 3, 2024.
•
Adjusted EBITDA* for year ended February 1, 2025 was $107.1 million compared to $112.9 million for year ended February 3, 2024. Adjusted EBITDA margin* for year ended February 1, 2025 was 17.5% compared to 18.6% for year ended February 3, 2024. The 53rd week in fiscal 2023 contributed $2.2 million of Adjusted EBITDA compared to the 52 week fiscal 2024.
•
The Company opened nine new stores for year ended February 1, 2025 and temporarily closed one store due to hurricane damage, which has an uncertain reopening date. The store count at the end of year ended February 1, 2025 is 252 stores.

Balance Sheet Highlights

•
Net Cash provided by Operating Activities for year ended February 1, 2025, was $65.0 million compared to $63.3 million for year ended February 3, 2024. Free cash flow* was $47.3 million compared to $46.4 million for year ended February 3, 2024. The Company ended the fourth quarter of fiscal 2024 with a cash balance of $35.8 million which includes $0.4 million in restricted cash for the year ended February 1, 2025.
•
Inventory at the end of the fourth quarter of fiscal 2024 was $61.3 million compared to $53.3 million at the end of the fourth quarter of fiscal 2023.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income to Adjusted Net Income,” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” for more information.

Share Repurchase Authorization

On December 6, 2024, J.Jill’s Board of Directors authorized a share repurchase program for up to an aggregate amount of $25.0 million of the Company’s outstanding common stock over the next two years. The program is expected to be funded through the Company’s existing cash and future free cash flow. The timing of any repurchases and the number of shares repurchased are subject to the discretion of Board of Directors and may be affected by various factors, including general market and economic conditions, the market price of the Company’s common stock, the Company’s earnings, financial condition, capital requirements and levels of indebtedness, legal requirements, and other factors that management may deem relevant. The share repurchase program authorization does not obligate the Company to acquire any shares of its common stock and may be amended, suspended or discontinued at any time. Shares may be repurchased from time to time through open market transactions, block trades, or such other manner as the Company may determine, in accordance with applicable insider trading and other securities laws and regulations under the Securities Exchange Act of 1934 and share repurchase parameters determined by the Board.

In the fourth quarter of fiscal 2024, the Company purchased 19,831 shares of common stock and has $24.5 million of availability remaining under its stock repurchase authorization.

Quarterly Dividend Payment

On December 4, 2024, the Board declared a cash dividend of $0.07 per share, payable on January 9, 2025 to stockholders of record of issued and outstanding shares of the Company’s common stock as of December 26, 2024.

Outlook

For the first quarter of fiscal 2025, the Company expects:

•
Net sales to decline 1% to 4% compared to the first quarter of fiscal 2024
•
Comparable Sales to decline 2% to 5% compared to the first quarter of fiscal 2024
•
Adjusted EBITDA to be in the range of $25.0 million to $27.0 million

The above outlook reflects the most difficult quarterly comparison and contemplates the negative revenue impacts from adverse weather in February and approximately $1.5 million related to the initial phase of OMS implementation.

For the full year fiscal 2025, the Company expects:

•
Net Sales to be up 1% to 3% compared to fiscal 2024
•
Comparable Sales to be in the range of flat to up 2% compared to fiscal 2024
•
Adjusted EBITDA to be in the range of $101.0 million to $106.0 million
•
New Net Store Growth of 5 to 10 stores
•
Total Capital Expenditures of approximately $25.0 million
•
Free Cash Flow of about $40.0 million.

The above outlook contemplates factors described above in Q1 fiscal 2025 as well as the expected benefit from new store openings and new omni-channel capabilities from the OMS implementation in the second half of fiscal 2025.

Conference Call Information

A conference call to discuss fourth quarter 2024 results is scheduled for today, March 19, 2025, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 596-4144 or (646) 968-2525 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 7311773 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (609) 800-9909. The pin number to access the telephone replay is 7311773. The telephone replay will be available until March 26, 2025.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 250 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income plus depreciation and amortization, income tax provision, interest expense, interest expense - related party, interest income, equity-based compensation expense, write-off of property and equipment, amortization of cloud-based software implementation costs, loss on extinguishment of debt, loss on debt refinancing, adjustment for exited retail stores, impairment of long-lived assets, gain/loss due to hurricane, and other non-recurring items, primarily consisting of non-ordinary course professional fees, non-employee share-based payments, and legal settlements and fees associated with certain non-recurring transactions and events. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income from Operations, which represents operating income plus equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, gain/loss due to hurricane, and other non-recurring items. We present Adjusted Income from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income, which represents net income plus income tax provision, equity-based compensation expense, write-off of property and equipment, loss on extinguishment of debt, loss on debt refinancing, adjustment for exited retail stores, impairment of long-lived assets, gain/loss due to hurricane, and other non-recurring items. We present Adjusted Net Income because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Net Income per Diluted Share is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

•
Free Cash Flow represents cash flow from operations less capital expenditures. Free Cash Flow is presented as a supplemental measure in assessing our liquidity, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative liquidity and operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. These non-GAAP measures should not be considered alternatives to, or substitutes for, Net Income, Income from Operations, Net Income per Diluted Share or Cash from Operations, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to Net Income, Income from Operations, Net Income per Diluted Share and Cash from Operations, respectively, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA”, “Reconciliation of GAAP Operating Income to Adjusted Income from Operations”, “Reconciliation of GAAP Net Income to Adjusted Net Income” and “Reconciliation of GAAP Cash from Operations to Free Cash Flows” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Free Cash Flow or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics, other health crises or natural disasters on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our recently implemented point-of-sale system and the forthcoming upgrade to our order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) the fact that we are no longer a controlled company; (15) the impact of any new or increased tariffs; (16) our management succession plan; and (17) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 and our Quarterly Report on Form 10-Q for the quarter ended August 28, 2024. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended	For the Fourteen Weeks Ended
	February 1, 2025	February 3, 2024
Net sales (a)	$142,842	$150,257
Costs of goods sold (exclusive of depreciation and amortization)	48,092	48,838
Gross profit	94,750	101,419
Selling, general and administrative expenses (a)	89,311	90,810
Impairment of long-lived assets	359	123
Operating income	5,080	10,486
Interest expense (b)	2,692	6,941
Interest income (b)	(530)	(1,040)
Income before provision for income taxes	2,918	4,585
Income tax provision	670	(182)
Net income and total comprehensive income	$2,248	$4,767
Net income per common share:
Basic	$0.15	$0.34
Diluted	$0.14	$0.33
Weighted average common shares:
Basic	15,329,437	14,176,459
Diluted	15,563,041	14,475,445

Cash dividends declared per common share	$0.07	—
(a)
For the fourth quarter of fiscal 2023, Net sales includes $0.8 million of processing fee income related to customer sales returns that was previously included in Selling, general and administrative expenses.
(b)
Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Fifty-Two Weeks Ended	For the Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024
Net sales (a)	$610,857	$608,043
Costs of goods sold (exclusive of depreciation and amortization)	181,001	177,261
Gross profit	429,856	430,782
Selling, general and administrative expenses (a)	353,382	344,543
Impairment of long-lived assets	772	189
Operating income	75,702	86,050
Loss on extinguishment of debt	8,570	—
Loss on debt refinancing	—	12,702
Interest expense (b)	15,701	25,699
Interest expense - related party	—	1,074
Interest income (b)	(2,550)	(2,790)
Income before provision for income taxes	53,981	49,365
Income tax provision	14,498	13,164
Net income and total comprehensive income	$39,483	$36,201
Net income per common share:
Basic	$2.64	$2.56
Diluted	$2.61	$2.51
Weighted average common shares:
Basic	14,956,165	14,143,127
Diluted	15,136,833	14,404,470

Cash dividends declared per common share	$0.21	—
(a)
For year ended February 3, 2024, Net sales includes $3.4 million of processing fee income related to customer sales returns that was previously included in Selling, general and administrative expenses.
(b)
Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	February 1, 2025	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$35,427	$62,172
Accounts receivable	5,017	5,042
Inventories, net	61,295	53,259
Prepaid expenses and other current assets	20,291	17,656
Total current assets	122,030	138,129
Property and equipment, net	55,325	54,118
Intangible assets, net	61,015	66,246
Goodwill	59,697	59,697
Operating lease assets, net	112,303	108,203
Other assets	7,329	1,787
Total assets	$417,699	$428,180
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$51,980	$41,112
Accrued expenses and other current liabilities	40,479	42,283
Current portion of long-term debt	—	35,353
Current portion of operating lease liabilities	34,649	36,204
Total current liabilities	127,108	154,952
Long-term debt, net of discount and current portion	69,419	120,595
Deferred income taxes	9,389	10,967
Operating lease liabilities, net of current portion	104,751	103,070
Other liabilities	1,263	1,378
Total liabilities	311,930	390,962
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 15,344,053 issued and 15,324,222 outstanding at February 1, 2025 and 10,614,454 issued and outstanding at February 3, 2024	153	107
Additional paid-in capital	242,781	213,236
Treasury stock, at cost, 19,831 shares at February 1, 2025 and none at February 3, 2024	(523)	—
Accumulated deficit	(136,642)	(176,125)
Total shareholders’ equity	105,769	37,218
Total liabilities and shareholders’ equity	$417,699	$428,180

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended	For the Fourteen Weeks Ended
	February 1, 2025	February 3, 2024
Net income	$2,248	$4,767
Add (Less):
Depreciation and amortization	5,245	6,077
Income tax provision	670	(182)
Interest expense (a)	2,692	6,941
Interest income (a)	(530)	(1,040)
Adjustments:
Equity-based compensation expense (b)	1,836	1,005
Write-off of property and equipment (c)	31	5
Amortization of cloud-based software implementation costs (d)	237	221
Adjustment for exited retail stores (e)	(227)	(135)
Impairment of long-lived assets (f)	359	123
Gain due to hurricane (g)	(250)	—
Other non-recurring items (h)	2,190	—
Adjusted EBITDA	$14,501	$17,782
Net sales (i)	142,842	150,257
Adjusted EBITDA margin	10.2%	11.8%

(a)
Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation.
(b)
Represents expenses associated with equity incentive instruments granted to our management and board of directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(c)
Represents net gain or loss on the disposal of fixed assets.
(d)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses. Adjusted EBITDA for the fourth quarter fiscal year 2023 has been restated to include such adjustments to Net income.
(e)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(f)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(g)
Represents an insurance recovery related to a prior quarter loss on write-off of property and equipment and inventory at one store location due to hurricane damage.
(h)
Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course professional fees, non-employee share-based payments, and legal settlements and fees.
(i)
For the fourth quarter of fiscal 2023, Net sales includes $0.8 million of processing fee income that was previously included in Selling, general and administrative expenses.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Fifty-Two Weeks Ended	For the Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024
Net income	$39,483	$36,201
Add (Less):
Depreciation and amortization	21,337	22,931
Income tax provision	14,498	13,164
Interest expense (a)	15,701	25,699
Interest expense - related party	—	1,074
Interest income (a)	(2,550)	(2,790)
Adjustments:
Equity-based compensation expense (b)	6,510	3,762
Write-off of property and equipment (c)	105	70
Amortization of cloud-based software implementation costs (d)	882	620
Loss on extinguishment of debt (e)	8,570	—
Loss on debt refinancing (f)	—	12,702
Adjustment for exited retail stores (g)	(843)	(767)
Impairment of long-lived assets (h)	772	189
Loss due to hurricane (i)	2	—
Other non-recurring items (j)	2,673	2
Adjusted EBITDA	$107,140	$112,857
Net sales (k)	$610,857	$608,043
Adjusted EBITDA margin	17.5%	18.6%
(a)
Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation.
(b)
Represents expenses associated with equity incentive instruments granted to our management and board of directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(c)
Represents the net gain or loss on the disposal of fixed assets.
(d)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses. Adjusted EBITDA for fiscal year ended February 3, 2024 has been restated to include such adjustments to Net income.
(e)
Represents loss on the prepayment of a portion of the term loan (the “Term Loan Credit Agreement” and, such facility, the “Term Loan Facility”).
(f)
Represents loss on the repayment of Priming Term Loan Credit Agreement (the “Priming Credit Agreement”) and the Subordinated Term Loan Credit Agreement (the “Subordinated Credit Agreement”).
(g)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(h)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(i)
Represents loss on write-off of property and equipment and inventory at one store location due to hurricane and insurance recovery received to date.
(j)
Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course professional fees, non-employee share-based payments, and legal settlements and fees.
(k)
For year ended February 3, 2024, Net sales includes $3.4 million of processing fee income that was previously included in Selling, general and administrative expenses.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended	For the Fourteen Weeks Ended
	February 1, 2025	February 3, 2024
Operating income	$5,080	$10,486
Add (Less):
Equity-based compensation expense (a)	1,836	1,005
Write-off of property and equipment (b)	31	5
Adjustment for exited retail stores (c)	(227)	(135)
Impairment of long-lived assets (d)	359	123
Gain due to hurricane (e)	(250)	—
Other non-recurring items (f)	2,190	—
Adjusted income from operations	$9,019	$11,484

	For the Fifty-Two Weeks Ended	For the Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024
Operating income	$75,702	$86,050
Add (Less):
Equity-based compensation expense (a)	6,510	3,762
Write-off of property and equipment (b)	105	70
Adjustment for exited retail stores (c)	(843)	(767)
Impairment of long-lived assets (d)	772	189
Loss due to hurricane (e)	2	—
Other non-recurring items (f)	2,673	2
Adjusted income from operations	$84,921	$89,306

(a)
Represents expenses associated with equity incentive instruments granted to our management and board of directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant. Adjusted income from operations for the fourth quarter of fiscal 2023 and for year ended February 3, 2024 has been restated to include such adjustments to Operating income. Beginning fiscal 2024, equity-based compensation expense is included as an adjustment. The prior period has been conformed with the current period presentation.
(b)
Represents net gain or loss on the disposal of fixed assets. Adjusted income from operations for the fourth quarter of fiscal 2023 and for year ended February 3, 2024 has been restated to include such adjustments to Operating income. Beginning fiscal 2024, write-off of property and equipment is included as an adjustment. The prior period has been conformed with the current period presentation.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents loss on write-off of property and equipment and inventory at one store location due to hurricane and insurance recovery received to date.
(f)
Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course legal settlements and fees, professional fees, and non-employee share-based payments.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended	For the Fourteen Weeks Ended
	February 1, 2025	February 3, 2024
Net income	$2,248	$4,767
Add: Income tax provision	670	(182)
Income before provision for income tax	2,918	4,585
Adjustments:
Equity-based compensation expense (a)	1,836	1,005
Write-off of property and equipment (b)	31	5
Adjustment for exited retail stores (c)	(227)	(135)
Impairment of long-lived assets (d)	359	123
Gain due to hurricane (e)	(250)	—
Other non-recurring items (f)	2,190	—
Adjusted income before income tax provision	6,857	5,583
Less: Adjusted tax provision (g)	1,845	1,491
Adjusted net income	$5,012	$4,092
Adjusted net income per share:
Basic	$0.33	$0.29
Diluted	$0.32	$0.28
Weighted average number of common shares:
Basic	15,329,437	14,176,459
Diluted	15,563,041	14,475,445

(a)
Represents expenses associated with equity incentive instruments granted to our management and board of directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant. Adjusted income from operations for the fourth quarter of fiscal 2023 and for year ended February 3, 2024 has been restated to include such adjustments to Operating income. Beginning fiscal 2024, equity-based compensation expense is included as an adjustment. The prior period has been conformed with the current period presentation.
(b)
Represents net gain or loss on the disposal of fixed assets. Adjusted net income for the fourth quarter of fiscal 2023 has been restated to include such adjustments to Net income. Beginning fiscal 2024, write-off of property and equipment is included as an adjustment. The prior period has been conformed with the current period presentation.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents loss on write-off of property and equipment and inventory at one store location due to insurance recovery received to date for hurricane damage.
(f)
Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course legal settlements and fees, professional fees, and non-employee share-based payments.
(g)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 26.9% for the fourth quarter of fiscal 2024 and 26.7% for the fourth quarter of fiscal 2023.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Fifty-Two Weeks Ended	For the Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024
Net income	$39,483	$36,201
Add: Income tax provision	14,498	13,164
Income before provision for income tax	53,981	49,365
Adjustments:
Equity-based compensation expense (a)	6,510	3,762
Write-off of property and equipment (b)	105	70
Loss on extinguishment of debt (c)	8,570	—
Loss on debt refinancing(d)	—	12,702
Adjustment for exited retail stores (e)	(843)	(767)
Impairment of long-lived assets (f)	772	189
Loss due to hurricane (g)	2	—
Other non-recurring items (h)	2,673	2
Adjusted income before income tax provision	71,770	65,323
Less: Adjusted tax provision (i)	19,306	17,441
Adjusted net income	$52,464	$47,882
Adjusted net income per share:
Basic	$3.51	$3.39
Diluted	$3.47	$3.32
Weighted average number of common shares:
Basic	14,956,165	14,143,127
Diluted	15,136,833	14,404,470

(a)
Represents expenses associated with equity incentive instruments granted to our management and board of directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant. Adjusted income from operations for the fourth quarter of fiscal 2023 and for year ended February 3, 2024 has been restated to include such adjustments to Operating income. Beginning fiscal 2024, equity-based compensation expense is included as an adjustment. The prior period has been conformed with the current period presentation.
(b)
Represents net gain or loss on the disposal of fixed assets. Adjusted net income for year ended February 3, 2024 has been restated to include such adjustments to Net income. Beginning fiscal 2024, write-off of property and equipment is included as an adjustment. The prior period has been conformed with the current period presentation.
(c)
Represents loss on the prepayment of a portion of the term loan (the “Term Loan Credit Agreement” and, such facility, the “Term Loan Facility”).
(d)
Represents loss on the repayment of Priming Term Loan Credit Agreement (the “Priming Credit Agreement”) and the Subordinated Term Loan Credit Agreement (the “Subordinated Credit Agreement”).
(e)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(f)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(g)
Represents loss on write-off of property and equipment and inventory at one store location due to hurricane and insurance recovery received to date.
(h)
Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course legal settlements and fees, professional fees, and non-employee share-based payments.
(i)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 26.9% for year ended February 1, 2025 and 26.7% for year ended February 3, 2024.

J.Jill, Inc.

Selected Cash Flow Information

(Unaudited)

(Amounts in thousands)

Summary Data from the Statement of Cash Flows

	For the Thirteen Weeks Ended	For the Fourteen Weeks Ended
	February 1, 2025	February 3, 2024
Net cash provided by operating activities	$8,089	$6,631
Net cash used in investing activities	(7,708)	(6,174)
Net cash used in financing activities	(3,719)	(2,400)
Net change in cash and cash equivalents	(3,338)	(1,943)
Cash and cash equivalents and restricted cash:
Beginning of Period	39,133	64,483
Increase in restricted cash	(5)	—
End of Period (a)	$35,790	$62,540
(a)
Includes $0.4 million of restricted cash for the thirteen weeks ended February 1, 2025 and the fourteen weeks ended February 3, 2024. The Company recorded restricted cash in Prepaid expenses and other current assets as presented in the consolidated balance sheets.

	For the Fifty-Two Weeks Ended	For the Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024
Net cash provided by operating activities	$65,036	$63,313
Net cash used in investing activities	(17,755)	(16,934)
Net cash used in financing activities	$(74,026)	(71,260)
Net change in cash and cash equivalents	(26,745)	(24,881)
Cash and cash equivalents and restricted cash:
Beginning of Period	62,540	87,421
Decrease in restricted cash	(5)	—
End of Period (a)	$35,790	$62,540
a)
Includes $0.4 million of restricted cash for the fifty-two weeks ended February 1, 2025 and the fifty-three weeks ended February 3, 2024. The Company recorded restricted cash in Prepaid expenses and other current assets as presented in the consolidated balance sheets.

Summary Data from the Statement of Cash Flows

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statement of cash flows:

	For the Fiscal Year Ended
	February 1, 2025	February 3, 2024	January 28, 2023
Cash and cash equivalents	$35,427	$62,172	$87,053
Restricted cash reported in other current assets	363	368	368
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$35,790	$62,540	$87,421

Reconciliation of GAAP Cash from Operations to Free Cash Flow

	For the Thirteen Weeks Ended	For the Fourteen Weeks Ended
	February 1, 2025	February 3, 2024
Net cash provided by operating activities	$8,089	$6,631
Less: Capital expenditures (a)	(7,708)	(6,174)
Free cash flow	$381	$457

	For the Fifty-Two Weeks Ended	For the Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024
Net cash provided by operating activities	$65,036	$63,313
Less: Capital expenditures (a)	(17,755)	(16,934)
Free cash flow	$47,281	$46,379

(a) Capital expenditures reflects net cash used in investing activities, which includes capitalized interest and excludes cash received from landlords for tenant allowances.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241